CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of:
(i)	our reports dated October 25, 2013 relating to the financial statements and financial highlights which appear in the August 31, 2013 annual reports to shareholders of Invesco American Franchise Fund, Invesco California Tax-Free Income Fund, Invesco Core Plus Bond Fund, Invesco Equally-Weighted S&P 500 Fund, Invesco Equity and Income Fund, Invesco Global Real Estate Income Fund, Invesco Growth and Income Fund, Invesco Low Volatility Equity Yield Fund (formerly known as Invesco U.S. Quantitative Core Fund), Invesco Pennsylvania Tax Free Income Fund and Invesco S&P 500 Index Fund, and
(ii)	our reports dated October 29, 2013 relating to the financial statements and financial highlights which appear in the August 31, 2013 annual reports to shareholders of Invesco Floating Rate Fund and Invesco Small Cap Discovery Fund,
the twelve funds constituting the AIM Counselor Series Trust (Invesco Counselor Series Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Other Service Providers” in such Registration Statement.
/s/PricewaterhouseCoopers LLP
Houston, Texas
December 16, 2013